Exhibit 99.1

Enveric Biosciences Inc. Announces Closing of $10 Million Registered Direct Offering

NAPLES, Fla. – January 15, 2021 – Enveric Biosciences, Inc. (NASDAQ: ENVB) (“Enveric” or the “Company”), a patient-first biotechnology company developing novel cannabinoid medicines to improve quality of life for cancer patients, today announced the closing on January 14, 2021, of its $10 million registered direct offering consisting of the purchase and sale of 2,221,358 shares of Enveric’s common stock and common stock equivalents, at a purchase price of $4.5018 per share. Also, Enveric has issued to the investors unregistered warrants to acquire 1,666,019 shares of Common Stock at $4.9519 per share, exercisable immediately and terminating five years after the date of issuance.

The net proceeds to Enveric from the offering after deducting financial advisory fees and other costs and expenses were approximately $9 million. Enveric intends to use the net proceeds from this offering for working capital and general corporate purposes.

Palladium Capital Group, LLC acted as a financial advisor to the issuer.

The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) were offered by Enveric pursuant to a “shelf” registration statement on Form S-3 (File No. 333-233260) previously filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2019, and declared effective by the SEC on November 19, 2019. The offering of the securities (other than the warrants and the shares of common stock underlying the warrants) was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The final prospectus supplement and accompanying prospectus relating to the shares of common stock being offered were filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus can be obtained on the SEC’s website at http://www.sec.gov.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. Enveric has agreed to register the shares of common stock issuable upon exercise of the warrants for resale pursuant to a customary registration rights agreement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Enveric Biosciences

Enveric Biosciences is a patient-first biotechnology company developing rigorously tested, novel, cannabinoid medicines to improve quality of life for cancer patients. Initial indications include radiodermatitis, a common and often severe side effect of radiation therapy, and chemotherapy-induced neuropathy. For more information, please visit https://www.enveric.com/.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “ expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the impact of the novel coronavirus (COVID-19) on Enveric’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on Enveric’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; Enveric’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to Enveric’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s registration statement on Form S-4 filed on May 28, 2020, as amended. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts

Valter Pinto / Allison Soss

KCSA Strategic Communications

212.896.1254 / 212.896.1267

EnvericBio@kcsa.com

Media Contacts

Caitlin Kasunich / Raquel Cona

KCSA Strategic Communications

212.896.1241 / 516.779.2630

EnvericBio@kcsa.com